WARRANT CERTIFICATE


THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF THE SECURITIES), OR
(iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                           5:30 P.M. NEW YORK TIME ON
                   [FIRST ANNIVERSARY OF FIRST PUBLIC TRADING]


No. W-99-__                                                      _____ Warrants

                  This Warrant Certificate certifies that ________________, or registered assigns, is the registered holder of ______ warrants to purchase initially, at any time from [insert date when underlying common stock first becomes listed or quoted for public trading], until 5:30 p.m. New York time, on the first anniversary of the exercise date (the "Expiration Date"), up to ______ full-paid and non-assessable shares of common stock, $.001 par value ("Common Stock") of Virilitec Industries, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events, of $10.00 per share of Common Stock (the "Exercise Price"); upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

                  This Warrant may be redeemed, at a price of $.05 per Warrant, on thirty day's prior written notice at any time after the price for the Common Stock closes at no less than $15.00 per share for a period of twenty consecutive trading days ending on the third day prior to the day on which the Company gives notice, as reported for the principal market on which the Common Stock is traded or quoted (the "Market Price").

                  The Exercise Price and number of shares of Common Stock subject to this Warrant shall be subject to adjustment from time to time as
Follows:

                  (i) If the Company shall, at any time, subdivide its outstanding Common Stock by recapitalization, reclassification, forward split thereof, or other such issuance without additional consideration (including without limitation a stock dividend), the Exercise Price immediately prior to such subdivision shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification, reverse split or combination thereof, the Exercise Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

                  (ii) If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, as the case may be, each holder of a Warrant shall have the right thereafter and until the Expiration Date to exercise such Warrant for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

                  (iii) In the event that the Company shall sell or issue at any time after the date of this Warrant and prior to its termination, shares of Common Stock at a consideration per share less than the Market Price, other than in a transaction covered by (ii) above, then the Exercise Price shall be adjusted by dividing (a) an amount equal to
         (X) the total number of shares of Common Stock outstanding (which shall include shares of Common Stock underlying any then outstanding securities) on the date of issuance of this Warrant multiplied by the Exercise Price in effect on the date of the issuance of this Warrant (subject, however, to adjustment in the manner set forth above), plus
         (Y) the aggregate of the amount of all consideration, if any, received by the Company for the issuance or sale of Common Stock since the date of issuance of this Warrant, by (b) the total number of shares of Common Stock outstanding (which shall include shares of Common Stock underlying any then outstanding securities) immediately after such issuance or sale.

                  (iv) Upon any adjustment of the then current Exercise Price as hereinabove provided, the number of shares of Common Stock issuable upon exercise of a Warrant shall be changed to the number of shares determined by dividing (X) the aggregate Exercise Price payable for the purchase of all shares issuable upon exercise of the Warrant immediately prior to such adjustment by (Y) the Exercise Price per share in effect immediately after such adjustment or, in other words, the number of shares as to which this Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of this Warrant shall remain constant.

                  (v) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease in such price of at least 1%, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment, and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Stock as a dividend, said amount of 1% per share shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided for herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated: ___________, 1999.


                                                   VIRILITEC INDUSTRIES, INC.



                                              By: ___________________________
                                                    Bella Roth, President


[SEAL]


Attest:



-------------------------------
Moshe Laufer, Secretary

                     [FORM OF ELECTION TO EXERCISE WARRANTS]


                  The undersigned hereby irrevocably elect to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Virilitec Industries, Inc. in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _____________________ whose address is ____________________________ and that such Certificate be delivered to
_______________________ whose address is ________________________________.


Dated:                              Signature _____________________________
                                            (Signature   must   conform  in  all
                                            respects   to  name  of   holder  as
                                            specified on the face of the Warrant
                                            Certificate.)


                                             ________________________________
                                            (Insert Social Security or Other
                                             Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]


                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)


         FOR  VALUE  RECEIVED   ________________________________  hereby  sells,
assign, and transfers unto _____________________________________

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                              Signature _____________________________
                                            (Signature   must   conform  in  all
                                            respects   to  name  of   holder  as
                                            specified on the face of the Warrant
                                            Certificate.)


                                            ____________________________________
                                            (Insert Social Security or Other
                                             Identifying Number of Holder)